                     Exhibit 99.1

CONTACT:                   Thor Erickson – Investor Relations
+1 (678) 260-3110

Fred Roselli – Media Relations
+1 (678) 260-3421

Lauren Sayeski – European Media Relations+ 44 (0)1895 844 300

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.
TO HOST ANALYST EVENT IN PARIS SEPT. 12

ATLANTA, August 29, 2011 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) will host an event with investors and analysts in Paris with presentations Monday, September 12. The event, hosted by Chairman and Chief Executive Officer John F. Brock, Chief Financial Officer Bill Douglas, and President European Group Hubert Patricot, will include a thorough business overview, presentations from key territory leaders, and a discussion of the company’s long-term outlook.

CCE will webcast the presentations live through its website, www.cokecce.com, on Monday, September 12 beginning 7:30 a.m. ET.  A replay will be available at this site within 24 hours after the presentations.

       Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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